Exhibit 10(iii)(A)(ix)

                        Description of Agreement between
                              Jerald L. Maurer and
                              Melville Corporation


     Melville Corporation ("Melville") has agreed to pay Jerald L. Maurer eighteen (18) months base salary if his employment is terminated other than for cause during his first three years of employment. Melville has also agreed to pay Mr. Maurer a retirement benefit of $48,000 a year beginning at age 62 if he remains employed by the Corporation until January 1, 1996. This benefit will be replaced when he reaches age 62, if he is still employed by the Corporation at such time, by the Supplemental Executive Retirement Plan except that the annual benefit payable under such plan shall be as follows: if he retires at age 62, he will be entitled to receive 35% of final compensation; if he retires at age 63, he will be entitled to receive 40% of final compensation; if he retires at age 64, he will be entitled to receive 45% of final compensation; and if he retires at age 65, he will be entitled to receive 50% of final compensation.